UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 26, 2010 (May 10, 2010)

Behringer Harvard Opportunity REIT II, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53650	20-8198863
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer
or organization)		Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-3600

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Pursuant to the requirements of the Securities Exchange Act of 1934, Behringer Harvard Opportunity REIT II, Inc. (which may be referred to as the “Registrant,” “we,” “our,” or “us”) hereby amends our Current Report on Form 8-K filed on May 14, 2010 to provide the required financial statements relating to our acquisition of a 408-unit multifamily complex located in Fort Myers, Florida (“Palms of Monterrey”), as described in such Current Report.

After reasonable inquiry, we are not aware of any material factors relating to Palms of Monterrey that would cause the reported revenues and certain operating expenses relating to it not to be necessarily indicative of future operating results.

Item 9.01                               Financial Statements and Exhibits.

		Page

(a)	Financial Statements of Businesses Acquired.

	Independent Auditors’ Report	3

	Statements of Revenues and Certain Operating Expenses for the three months ended March 31, 2010 (unaudited) and for the year ended December 31, 2009	4

	Notes to the Statements of Revenues and Certain Operating Expenses for the three months ended March 31, 2010 (unaudited) and for the year ended December 31, 2009	5

(b)	Pro Forma Financial Information.

	Unaudited Pro Forma Consolidated Financial Information	6

	Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2010	7

	Unaudited Pro Forma Consolidated Statement of Operations for the three months ended March 31, 2010	8

	Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2009	9

	Unaudited Notes to Pro Forma Consolidated Financial Statements	10

Independent Auditors’ Report

To the Board of Directors and Stockholders of

Behringer Harvard Opportunity REIT II, Inc.

Addison, Texas

We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of the Palms of Monterrey, a multifamily community located in Fort Myers, Florida (the “Property”), for the year ended December 31, 2009. This Historical Summary is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement.  An audit includes consideration of internal control over financial reporting as it relates to the Historical Summary as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting as it relates to the Historical Summary.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary.  We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Form 8-K/A of Behringer Harvard Opportunity REIT II, Inc.) as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary presents fairly, in all material respects, the revenues and certain operating expenses described in Note 1 to the Historical Summary of the Property for the year ended December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Dallas, Texas

July 26, 2010

Palms of Monterrey

Statements of Revenues and Certain Operating Expenses

For the Three Months Ended March 31, 2010 (unaudited)

and for the Year Ended December 31, 2009

(in thousands)

	Three Months Ended March 31, 2010 (unaudited)	Year Ended December 31, 2009
Revenues
Rental revenue	$1,011	$3,591
Tenant reimbursement and other income	102	360
Total revenues	1,113	3,951

Certain Operating Expenses
Property operating expenses	361	1,613
Property taxes	57	229
Management fees	28	99
General and administrative expenses	99	429
Total certain operating expenses	545	2,370

Revenues in excess of certain operating expenses	$568	$1,581

See accompanying Notes to the Statements of Revenues and Certain Operating Expenses.

Palms of Monterrey

Notes to the Statements of Revenues and Certain Operating Expenses

For the Three Months Ended March 31, 2010 (unaudited)

and for the Year Ended December 31, 2009

1.  ORGANIZATION AND BASIS OF PRESENTATION

On October 2, 2009, Behringer Harvard Opportunity REIT II, Inc. purchased through a joint venture, at a discount, a 90% interest in a promissory note secured by a first lien mortgage for $25.4 million plus closing costs from the Federal Deposit Insurance Corporation as Receiver for Corus Bank, N.A.  Proceeds from our ongoing public offering were used to fund the purchase of the note.  At the time we purchased the note, the borrower was in default under the promissory note and the principal balance and accrued interest owed at the date of purchase was $65.8 million.  The collateral for the promissory note was a 408-unit multifamily complex, Palms of Monterrey, on a 28-acre site located in Fort Myers, Florida.

On January 20, 2010, we reached an agreement with the borrower so that the borrower would not contest the foreclosure proceedings in exchange for $0.3 million.  A final judgment of foreclosure was entered on March 22, 2010 and the foreclosure sale for Palms of Monterrey was held on April 27, 2010.  We were the only bidder in the sale and acquired a fee simple interest in the property on May 10, 2010.

The statements of revenues and certain operating expenses (the “Historical Summaries”) have been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included in certain filings with the SEC.  The Historical Summaries include the historical revenues and certain operating expenses of Palms of Monterrey, exclusive of items which may not be comparable to the proposed future operations of Palms of Monterrey.  The Historical Summaries are not intended to be a complete presentation of the revenues and operating expenses of Palms of Monterrey for the three months ended March 31, 2010 and the year ended December 31, 2009.

The statement of revenues and certain operating expenses and notes thereto for the three months ended March 31, 2010, included in this report, are unaudited.  In the opinion of the Company’s management, all adjustments necessary for a fair presentation of such statement of revenues and certain operating expenses have been included.  Such adjustments consist of normal recurring items.  Interim results are not necessarily indicative of results for a full year.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Reporting and Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions of the reported amounts of revenues and certain operating expenses during the reporting period.  Actual results may differ from those estimates.

In preparing the accompanying consolidated financial statements, we evaluated events and transactions that occurred subsequent to March 31, 2010, through the date that the accompanying consolidated financial statements were available to be issued on July 26, 2010.

Revenue Recognition

The operations of Palms of Monterrey consist of rental income earned from tenants under operating leases of typically 12 months or on a month-to-month basis.  Tenant reimbursement income is recognized when due and consists of charges billed to tenants for utilities, parking, amenities, and repairs.

* * * * * *

Behringer Harvard Opportunity REIT II, Inc.

Unaudited Pro Forma Consolidated Financial Information

On October 2, 2009, Behringer Harvard Opportunity REIT II, Inc. purchased through a joint venture, at a discount, a 90% interest in a promissory note secured by a first lien mortgage for $25.4 million plus closing costs from the Federal Deposit Insurance Corporation as Receiver for Corus Bank, N.A.  Proceeds from our ongoing public offering were used to fund the purchase of the note.  At the time we purchased the note, the borrower was in default under the promissory note and the principal balance and accrued interest owed at the date of purchase was $65.8 million.  The collateral for the promissory note was a 408-unit multifamily complex, Palms of Monterrey, on a 28-acre site located in Fort Myers, Florida.

On January 20, 2010, we reached an agreement with the borrower so that the borrower would not contest the foreclosure proceedings in exchange for $0.3 million.  A final judgment of foreclosure was entered on March 22, 2010 and the foreclosure sale for Palms of Monterrey was held on April 27, 2010.  We were the only bidder in the sale and acquired a fee simple interest in the property on May 10, 2010.

In our opinion, all material adjustments necessary to reflect the effects of the above transaction have been made.

The following unaudited pro forma consolidated balance sheet as of March 31, 2010 is presented as if we acquired Palms of Monterrey on March 31, 2010.  The following unaudited pro forma consolidated statements of operations for the three months ended March 31, 2010 and for the year ended December 31, 2009 are presented as if we had acquired Palms of Monterrey on January 1, 2009.  This unaudited pro forma consolidated financial information should be read in conjunction with the historical financial statements and notes thereto as filed in our quarterly report on Form 10-Q for the three months ended March 31, 2010 and our annual report on Form 10-K for the year ended December 31, 2009 and are not necessarily indicative of what the actual financial position or results of operations would have been had we completed the transaction as of the beginning of the periods presented, nor is it necessarily indicative of future results.

Behringer Harvard Opportunity REIT II, Inc.

Pro Forma Consolidated Balance Sheets (Unaudited)

(in thousands, except shares)

	March 31, 2010	Pro Forma
	as Reported	Adjustments		Pro Forma
	(a)	(b)		March 31, 2010

Assets
Real Estate
Land and land improvements	$9,000	$6,362		$15,362
Buildings, net	25,290	23,604		48,894
Total real estate	34,290	29,966		64,256
Real estate loans receivable, net	39,730	(27,091)		12,639
Total real estate and real estate-related investments, net	74,020	2,875		76,895

Cash and cash equivalents	87,991	229		88,220
Accounts receivable, net	250	—		250
Interest receivable-real estate loans receivable	675	—		675
Prepaid expenses and other assets	467	1,123		1,590
Investment in unconsolidated joint venture	508	—		508
Lease intangibles, net	1,330	1,028		2,358
Total assets	$165,241	$5,255		$170,496

Liabilities and Equity
Note payable	$18,500	$—		$18,500
Accounts payable	2			2
Payables to related parties	442			442
Acquired below-market leases, net	889	16		905
Distributions payable	710	—		710
Accrued and other liabilities	1,712	(253	)(c)	1,459
Total liabilities	22,255	(237)		22,018

Commitments and contingencies
Preferred stock, $.0001 par value per share; 50,000,000 shares authorized, none outstanding	—	—		—
Convertible stock, $.0001 par value per share; 1,000 shares authorized, 1,000 outstanding	—	—		—
Common stock, $.0001 par value per share; 350,000,000 shares authorized, 17,134,274 shares issued and outstanding	2	—		2
Additional paid-in capital	148,480	—		148,480
Cumulative distributions and net loss	(8,119)	4,941	(d)	(3,178)
Total Behringer Harvard Opportunity REIT II, Inc. equity	140,363	4,941		145,304
Noncontrolling interest	2,623	551	(e)	3,174
Total equity	142,986	5,492		148,478
Total liabilities and equity	$165,241	$5,255		$170,496

See accompanying Unaudited Notes to Pro Forma Consolidated Financial Statements.

Behringer Harvard Opportunity REIT II, Inc.

Pro Forma Consolidated Statement of Operations (Unaudited)

For the Three Months Ended March 31, 2010

(in thousands, except per share amounts)

	Three Months Ended March 31, 2010 as Reported	Statement of Revenues and Certain Operating Expenses	Other Pro Forma		Pro Forma Three Months Ended March 31,
	(a)	(b)	Adjustments		2010

Revenues
Rental revenue	$1,312	$1,113	$—		$2,425
Interest income from real estate loans receivable	1,376	—	(775	)(c)	601
Total revenues	2,688	1,113	(775)		3,026

Expenses
Property operating expenses	330	361	—		691
Interest expense	322	—	—		322
Real estate taxes	160	57			217
Property management fees	47	28	(28	)(d)	97
			50	(e)
Asset management fees	186	—	64	(f)	250
General and administrative	430	99	—		529
Depreciation and amortization	557	—	299	(g)	856
Total expenses	2,032	545	385		2,962

Interest income, net	110	—	—		110
Other income, net	—	—	—		—
Income (loss) before equity in losses of unconsolidated joint venture	766	568	(1,160)		174
Equity in losses of unconsolidated joint venture	(7)	—	—		(7)
Net income (loss)	759	568	(1,160)		167
Add: net income (loss) attributable to the noncontrolling interest	(72)	—	59		(13)
Net income (loss) attributable to Behringer Harvard Opportunity REIT II, Inc.	$687	$568	$(1,101)		$154

Weighted average shares outstanding:
Basic and diluted	15,937				15,937

Earnings (loss) per share:
Basic and diluted	$0.04				$0.01

See accompanying Unaudited Notes to Pro Forma Consolidated Financial Statements.

Behringer Harvard Opportunity REIT II, Inc.

Pro Forma Consolidated Statement of Operations (Unaudited)

For the Year Ended December 31, 2009

(in thousands, except per share amounts)

	Year Ended December 31, 2009 as Reported	Statement of Revenues and Certain Operating Expenses	Other Pro Forma		Pro Forma Year Ended December 31,
	(a)	(b)	Adjustments		2009

Revenues
Rental revenue	$5,484	$3,951	$16		$9,451
Interest income from real estate loans receivable	891	—	—		891
Total revenues	$6,375	$3,951	$16	(c)	$10,342

Expenses
Property operating expenses	1,381	1,613	—		2,994
Interest expense	1,309	—	—		1,309
Real estate taxes	646	229			875
Property management fees	172	99	(99	)(d)	350
			178	(e)
Asset management fees	457	—	254	(f)	711
General and administrative	1,545	429	—		1,974
Depreciation and amortization	2,422	—	2,208	(g)	4,630
Total expenses	7,932	2,370	2,541		12,843

Interest income, net	484	—	—		484
Other income, net	—	—	5,492	(h)	5,492
Income (loss) before equity in losses of unconsolidated joint venture	(1,073)	1,581	2,967		3,475
Equity in losses of unconsolidated joint venture	(2)	—	—		(2)
Net income (loss)	(1,075)	1,581	2,967		3,473
Add: net loss atttributable to the noncontrolling interest	9	—	(455)		(446)
Net income (loss) attributable to Behringer Harvard Opportunity REIT II, Inc.	$(1,066)	$1,581	$2,512		$3,027

Weighted average shares outstanding:
Basic and diluted	10,592				10,592

Loss per share:
Basic and diluted	$(0.10)				$0.29

See accompanying Unaudited Notes to Pro Forma Consolidated Financial Statements.

Unaudited Pro Forma Consolidated Balance Sheets

a.                                       Reflects our historical balance sheet as of March 31, 2010.

b.                                      Reflects the acquisition of Palms of Monterrey for approximately $26.8 million, inclusive of closing costs.  We used proceeds from our offering of common stock to the public to acquire Palms of Monterrey.  We have preliminarily allocated our purchase price to the assets and liabilities below and estimated the remaining useful lives of the tangible and intangible assets as follows (amounts in thousands):

Description	Allocation	Estimated Useful Life

Land	$5,800	—
Buildings	23,604	25 years
Land improvements	562	20 years
Lease intangibles, net	1,028	6 months
Working capital	229	—
Acquired below-market leases, net	(16)	6 months
Furniture, fixtures and equipment	1,123	5 years
	$32,330

Bargain purchase gain	$5,492

We have preliminarily allocated the purchase price to the above tangible and identified intangible assets acquired and liabilities assumed based on their fair values in accordance with general accepted accounting principles as follows:

Upon the acquisition of real estate properties, we recognize the assets acquired, the liabilities assumed, and any noncontrolling interest as of the acquisition date, measured at their fair values.  The acquisition date is the date on which we obtain control of the real estate property.  The assets acquired and liabilities assumed may consist of buildings, any assumed debt, identified intangible assets and asset retirement obligations.  Identified intangible assets generally consist of the above-market and below-market leases, in-place leases, in-place tenant improvements and tenant relationships.  Goodwill is recognized as of the acquisition date and measured as the aggregate fair value of the consideration transferred and any noncontrolling interests in the acquiree over the fair value of identifiable net assets acquired.  Likewise, a bargain purchase gain is recognized in current earnings when the aggregate fair value of the consideration transferred and any noncontrolling interests in the acquiree is less than the fair value of the identifiable net assets acquired.  Acquisition-related costs are expensed in the period incurred.

Initial valuations are subject to change until our information is finalized, which is no later than twelve months from the acquisition date.

The fair value of the tangible assets acquired, consisting of land and buildings, is determined by valuing the property as if it were vacant, and the “as-if-vacant” value is then allocated to land and buildings.  Land values are derived from appraisals, and building values are calculated as replacement cost less depreciation or management’s estimates of the relative fair value of these assets using discounted cash flow analyses or similar methods.  The value of the building is depreciated over the estimated useful life of 25 years using the straight-line method.

We determine the value of above-market and below-market in-place leases for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (1) the contractual amounts to be paid pursuant to the in-place leases and (2) management’s estimate of current market lease rates for the corresponding in-place leases, measured over a period equal to (a) the remaining non-cancelable lease term for above-market leases, or (b) the remaining non-cancelable lease term plus any fixed rate renewal option for below-market leases.  We record the fair value of above-market and below-market leases as intangible assets or intangible liabilities, respectively, and amortize them as an adjustment to rental income over the above determined lease term.

The estimates of fair value of in-place leases include an estimate of carrying costs during the expected lease-up periods for the respective spaces, considering current market conditions.  In estimating fair value of in-place leases, we consider items such as real estate taxes, insurance and other operating expenses, as well as lost rental revenue during the expected lease-up period and carrying costs that would have otherwise been incurred had the leases not been in place, including tenant improvements and commissions.  The estimates of the fair value of tenant relationships also include costs to execute similar leases.  We amortize the value of in-place leases to expense over the term of the respective leases.

c.                                       Reflects adjustment recorded at closing of loan purchase for escrowed property tax payments.

d.                                      Reflects our portion of the net effect of the bargain purchase gain on retained earnings.

e.                                       Reflects the noncontrolling interest share of the allocated pro forma assets.

Unaudited Pro Forma Consolidated Statement of Operations for the Three Months Ended March 31, 2010

a.                                       Reflects our historical operations for the three months ended March 31, 2010.

b.                                      Reflects the historical revenues and certain operating expenses of Palms of Monterrey for the three months ended March 31, 2010.

c.                                       Reflects the reversal of interest income from real estate loans receivable related to Palms of Monterrey.

d.                                      Reflects the reversal of historical property management fees for Palms of Monterrey.

e.                                       Reflects the property management fees associated with the current management of Palms of Monterrey, for a fee of 4.5% of annual gross revenues, as defined in the property management agreement.

f.                                         Reflects the asset management fees associated with Palms of Monterrey, for an annual asset management fee of 1% of the asset.

g.                                      Reflects the depreciation and amortization of Palms of Monterrey using the straight-line method over the estimated useful life of 25 years for buildings, 20 years for land improvements, 5 years for furniture, fixtures and equipment, and 6 months for lease intangibles.

Unaudited Pro Forma Consolidated Statement of Operations for the Year ended December 31, 2009

a.                                       Reflects our historical operations for the year ended December 31, 2009.

b.                                      Reflects the historical revenues and certain operating expenses of Palms of Monterrey for the year ended December 31, 2009.

c.                                       Reflects the pro forma straight-line amortization of the above-market and below-market leases over the average remaining terms of the leases of 6 months.

d.                                      Reflects the reversal of historical property management fees for Palms of Monterrey.

e.                                       Reflects the property management fees associated with the current management of Palms of Monterrey, for a fee of 4.5% of annual gross revenues, as defined in the property management agreement.

f.                                         Reflects the asset management fees associated with Palms of Monterrey, for an annual asset management fee of 1% of the asset value.

g.                                      Reflects the depreciation and amortization of Palms of Monterrey using the straight-line method over the estimated useful life of 25 years for buildings, 20 years for land improvements, 5 years for furniture, fixtures and equipment, and 6 months for lease intangibles.

h.                                      The purchase price of $26.8 million was less than the fair value of the net assets acquired by $5.5 million, resulting in a bargain purchase gain which was recorded in other income, net.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD OPPORTUNITY REIT II, INC.

Dated: July 26, 2010	By:	/s/ Gary S. Bresky
Gary S. Bresky
Chief Financial Officer